Exhibit 99.1

Contacts:

J. Jay Lobell Chief Executive Officer & Secretary Paramount Acquisition Corp. (212) 554-4522 jlobell@paramountbio.com	Nick Laudico The Ruth Group 646-536-7030 nlaudico@theruthgroup.com

Paramount Acquisition Corp. Announces Signing of

Definitive Agreement to Acquire Chem Rx, an Institutional Pharmacy Leader

New York, N.Y., June 4, 2007 — Paramount Acquisition Corp. (OTCBB:  PMQC, PMQCU, PMQCW), a special purpose acquisition corporation (“SPAC”), announced today the signing of a definitive agreement to acquire Chem Rx, a major privately-owned long-term care pharmacy based in Long Beach, New York.

Under the terms of the agreement, Paramount will acquire all of the outstanding capital stock of Chem Rx (“Chem Rx” or the “Company”) for $133.0 million in cash, and will issue 2,500,000 shares of Paramount common stock to the selling shareholders, who will, as a group, have the largest ownership interest in Paramount based on current holdings.  The selling shareholders will also be entitled to additional consideration of up to $12.5 million cash and 9,000,000 shares of Paramount common stock upon the achievement of certain financial and share price milestones between 2007 and 2011.

The Chem Rx management team will remain in place after the closing of the transaction, led by Jerry Silva, R. Ph., who will continue as Chairman and Chief Executive Officer, and Steven Silva, who will serve as President and Chief Operating Officer.  Other members of senior management of the Company are expected to sign employment agreements that become effective at the closing.

Paramount expects to finance the cash portion of the purchase price using the cash in its trust account (net of liabilities) as well as borrowings under term and revolving credit facilities that it expects to establish at the closing.  In addition, Paramount has agreed to repay up to $32.5 million of Chem Rx indebtedness, with any additional amounts of indebtedness at closing to be repaid by the selling shareholders.  Paramount is currently negotiating commitments for these credit facilities.

The closing of the transaction is subject to Paramount stockholder approval, receipt of financing sufficient to consummate the transaction and other customary closing conditions.  Paramount expects to promptly file a preliminary proxy statement concerning the transaction, which will be subject to review by the Securities and Exchange Commission.  Assuming these conditions are met, Paramount anticipates completing the transaction in the third or fourth quarter of 2007.

J. Jay Lobell, CEO of Paramount Acquisition Corp., said, “We are extremely pleased to announce the signing of this agreement to acquire Chem Rx.  As one of the nation’s leading long-term care pharmacies, Chem Rx enjoys highly favorable demographic trends and combines a demonstrated operating history and seasoned management team with a well-developed infrastructure and established industry relationships.  We believe this combination of industry strength, executive experience and proven results can provide a catalyst for long-term growth.  The Company’s consistent regional growth, coupled with recent and future expansion plans, positions the Company as a leader in the space and a potential consolidator.”

Founded more than 40 years ago, Chem Rx is the leading privately-owned long-term care pharmacy serving the New York City metropolitan area, as well as parts of New Jersey and Pennsylvania.  Chem Rx’s client base includes skilled nursing facilities and a wide range of other long-term care facilities.  The Company provides to more than 60,000 residents prescription and non-prescription drugs, intravenous medications, durable medical equipment items and surgical supplies.  For the 12-month period ended March 31, 2007, Chem Rx generated approximately $272 million in revenue and EBITDA of more than $24,000,000 (as adjusted to add back certain one-time and non-recurring charges).

Jerry Silva, R. Ph, Chairman and CEO of Chem Rx, said, “We are excited to be partnering with Paramount and entering the public markets during a time of unparalleled opportunity for Chem Rx.  We foresee continued internal growth and numerous opportunities to expand in the Northeast and selected other areas, while maintaining the same high level of customer service and attention for which we are well-known.  We have already achieved during 2007 our largest annual bed growth in our history and we look forward to working with Paramount to deliver results to Paramount’s investors.”

ABOUT PARAMOUNT ACQUISITION CORP.

Paramount Acquisition Corp. is a Specified Purpose Acquisition Company™ that was formed for the specific purpose of effecting a merger, capital stock exchange, asset acquisition, or other similar business combination with an operating business in the healthcare industry.  Paramount raised net proceeds of approximately $53 million through its initial public offering consummated in October 2005 and exercise of the over-allotment option, and has dedicated its attention since the offering to seeking and evaluating business combination opportunities.

Paramount Acquisition Corp. is an affiliate of Paramount BioSciences, LLC, which focuses primarily on the development of promising in-licensed drug candidates.  Founded in 1991 by Lindsay A. Rosenwald, M.D., Paramount BioSciences is a unique drug development and health care financial company that, with the assistance of its affiliated life sciences merchant bank, has created approximately 50 start-up companies over the past fifteen years, about half of those over the past four years alone.  Since its inception, Paramount BioSciences and its affiliated companies have been involved in the clinical development of more than seventy drug candidates – several of which have reached the market – and have over forty compounds in clinical development today.  Paramount BioSciences has extensive experience in all facets of the development of emerging life sciences companies and provides its portfolio companies a wide range of professional and financial support services.

Safe Harbor Statement

This press release contains forward-looking statements about Paramount within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that are not historical facts.  Such forward-looking statements are based upon the current beliefs and expectations of Paramount’s management and are subject to risks and uncertainties that could cause actual results to differ from the forward looking statements.  The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements:  compliance with government regulations; changes in legislation or regulatory environments, requirements or changes adversely affecting the health care industry, including changes in Medicare reimbursement policies; fluctuations in customer demand; management of rapid growth; intensity of; timing, approval and market acceptance of new product introductions; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in Paramount’s Annual Report on Form 10-KSB for the year ended December 31, 2006.  The information set forth herein should be read in light of such risks.  Paramount does not assume any obligation to update the information contained in this press release.

Additional information concerning the transaction is included in the Current Report on Form 8-K being filed today by Paramount with the Securities and Exchange Commission (the “SEC”).  A stockholder meeting will be announced to obtain stockholder approval for the transaction.  Paramount intends to file with the SEC a proxy statement and other relevant materials in connection with the transaction, which will be mailed to Paramount’s stockholders.  PARAMOUNT’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, PARAMOUNT AND CHEMRX. Investors and stockholders may obtain free copies of these materials (when they are available) and other documents filed with the SEC at the SEC’s website at www.sec.gov.  A free copy of the proxy statement when it becomes available may also be obtained from Paramount, at 787 7th Avenue, 48th Floor, New York, NY 10019.

Paramount, Chem Rx and their respective officers and directors may be deemed to be participants in the solicitation of proxies from Paramount’s stockholders with respect to the transaction.  Investors and stockholders may obtain more detailed information regarding the direct and indirect interests of Paramount, Chem Rx and their respective officers and directors in the proposed transaction by reading Paramount’s proxy statement, which will be filed with the SEC.

###